UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	June 7, 2022

KAMAN CORPORATION
(Exact name of registrant as specified in its charter)

Connecticut	001-35419	06-0613548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue,	Bloomfield,	Connecticut	06002
(Address of principal executive offices)			(Zip Code)

(860)	243-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1 par value per share)	KAMN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02(d) – Election of New Director

On June 7, 2022, the Board of Directors (the “Board”) of Kaman Corporation (the “Company”), on recommendation of its Corporate Governance Committee, took action to increase the size of the Board from seven to eight persons and elect Niharika T. Ramdev as a new Director to fill the vacancy created by such increase. Ms. Ramdev's initial term of office will expire at the 2023 Annual Meeting of Shareholders. The Board also took action, on recommendation of its Corporate Governance Committee, to appoint Ms. Ramdev to serve as a member of its Audit Committee and Finance Committee.

Over a long career with General Motors from 1996 to 2019, Ms. Ramdev served in numerous positions of increasing responsibility, ending her time as Chief Financial Officer for the Global Cadillac division of General Motors from January 2018 to April 2019. Prior to that, she served as Chief Financial Officer for General Motors International from July 2015 to January 2018, and as Vice President of Finance and Treasurer for General Motors from April 2014 to June 2015. From August 2011 to March 2014, she served as Chief Financial Officer for Global Purchasing and Supply Chain. Ms. Ramdev also serves on the board of directors of Triton International Limited, a lessor of intermodal freight containers, and Renewable Energy Group, Inc., an international producer of sustainable fuels, and she previously served as a director of XL Fleet Corp., provider of vehicle electrification solutions for commercial and municipal fleets in North America.

The Board has determined that Ms. Ramdev is an independent Director within the rules of the New York Stock Exchange (including under the heightened independence standards applicable to members of the Audit Committee) and the Company’s Corporate Governance Principles.

There are no arrangements or understandings between Ms. Ramdev and any other person pursuant to which she was selected to serve on the Board, and there are no relationships between Ms. Ramdev and the Company that require disclosure under Item 404(a) of Regulation S-K.

Ms. Ramdev will be compensated in accordance with the Company’s standard cash and equity compensation arrangements for non-employee Directors, which are described in greater detail in the Company’s definitive proxy statement on Schedule 14A relating to its 2022 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on March 4, 2022 (as supplemented by the Supplement to Proxy Statement for the Annual Meeting of Shareholders to be Held on April 20, 2022, which was filed with the Securities and Exchange Commission on April 4, 2022, the "Proxy Statement"). On June 7, 2022, Ms. Ramdev received an equity award of 2,884 shares of the Company’s common stock under the Company’s Amended and Restated 2013 Management Incentive Plan, representing a pro-rated portion of the annual equity compensation paid to non-employee Directors, based on a price of $37.64 per share, the closing price of the Company’s common stock on June 6, 2022.

A copy of the Company’s press release announcing the appointment of Ms. Ramdev to the Board is attached as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference.

Item 5.02(e) – Change in Control Agreements

On June 8, 2022, the Compensation Committee of the Board (the “Committee”) approved (i) Change in Control Agreements for certain executive officers of the Company specified in the Schedule filed herewith as Exhibit 10.1(a) (the “Schedule”) who were not already party to a Change in Control Agreement with the Company

(collectively, the “New Change in Control Agreements”), and (ii) Amended and Restated Change in Control Agreements for certain executive officers of the Company specified in the Schedule who were already party to a Change in Control Agreement with the Company (collectively, the “Amended and Restated Change in Control Agreements” and, together with the New Change in Control Agreements, the “Change in Control Agreements”). The Change in Control Agreements are each based on an identical form of agreement, except for certain descriptive narratives in the preamble applicable to either the New Change in Control Agreements or the Amended and Restated Change in Control Agreements, as relevant, and except as further indicated in the Schedule.

The Amended and Restated Change in Control Agreements supersede any predecessor version of such agreements previously in effect for each applicable executive officer. The amendments in the Amended and Restated Change in Control Agreements were, as a general matter, put in place to accomplish certain clarifying changes resulting from the Company’s previously disclosed modifications to its long-term incentive award program (and not to materially change the amount of payments and benefits which could become due thereunder).

The Change in Control Agreements provide the applicable executive officer with the following severance payments and benefits in the event that the executive officer’s employment is terminated by the Company without “Cause” (other than due to death or disability) or by the executive for “Good Reason” during the two-year period immediately following a Change in Control of the Company (or in certain circumstances during the period prior to a Change in Control):

•a lump-sum cash payment equal to two times the executive officer’s base salary (three times in the case of our Chief Executive Officer), plus two times (three times in the case of our Chief Executive Officer) the executive officer’s target annual bonus for the year of termination;

•a pro-rata portion of the executive’s annual bonus for the performance year in which the termination occurs (based on target performance);

•continued participation at the Company’s expense for 24 months in all medical, dental and accidental death and disability plans which cover the executive officer and the executive officer’s eligible dependents (subject to offset if the executive officer becomes covered due to future employment);

•full vesting of outstanding equity and cash LTIP awards (at the target level of performance for performance-vesting awards);

•eligibility for benefits under any post-retirement health care plans if the executive officer would have otherwise become eligible for those benefits by remaining employed through the second anniversary of the employment termination date, commencing on the later of the date that such coverage would have become first available and the date on which the executive officer’s post-employment participation in the Company’s benefit plans terminates;

•establishment by the Company of an irrevocable grantor trust holding an amount of assets sufficient to pay all remaining premiums (which trust shall be required to pay such premiums) under any insurance policy maintained by the Company that is in effect insuring the life of the executive officer, and the transfer to the executive officer of any and all rights and incidents of ownership in such arrangements at no cost to the executive officer; and

•reimbursement of up to $30,000 (in the aggregate) for outplacement services, relocation costs, or both, until the earlier of the first anniversary of the date of termination or the first day of the executive officer’s employment with a new employer.

None of our executive officers are entitled to any “gross-up” payments under the Change in Control Agreements with respect to any golden parachute excise taxes which may be imposed on payment and benefits under the agreements. Under certain circumstances, an executive officer’s payments and benefits under the agreement may be reduced in order to avoid the imposition of such taxes. In addition, severance payments under the agreement are subject to the executive officer’s execution of a release of claims in favor of the Company and compliance with certain restrictive covenants (such as non-solicitation and non-competition covenants).

Generally, for purposes of the Change in Control Agreements, a “Change in Control” occurs if: (i) a person unaffiliated with the Company acquires control of thirty-five percent or more of the combined voting power of the Company’s outstanding securities; (ii) there is a change in a majority of the Company’s directors during a two-year period which is not approved by a vote of a majority of the incumbent directors; (iii) there is a merger of the Company with an unrelated entity that results in the Company’s shareholders owning fifty percent or less of the voting securities of the merged entity (or its parent company); or (iv) there is a sale of substantially all of the Company’s assets to an unrelated third party or shareholder approval of a plan of complete liquidation or dissolution of the Company.

“Cause” for purposes of the Change in Control Agreements generally means: (i) the willful and continued failure of the executive officer to substantially perform the executive officer’s duties with the Company after notice from the Company; or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise.

“Good Reason” for purposes of the Change in Control Agreements generally means (i) the assignment to the executive of any duties inconsistent with the executive officer’s position prior to the Change in Control or a substantial diminution in the nature or status of the executive officer’s responsibilities; (ii) a reduction by the Company in the executive officer’s annual base salary; (iii) the relocation of the executive officer’s principal place of employment to a location more than 50 miles from the executive officer’s principal place of employment immediately prior to the Change in Control; and (iv) the Company’s failure (A) to pay to the executive any portion of his current or deferred compensation, within 30 days of the date such compensation is due; (B) to continue in effect any compensation plan in which the executive officer participates immediately prior to the Change in Control which is material to his total compensation without an equitable substitute; (C) to provide life insurance, health and accident, or disability plans that are substantially similar to those in which the executive officer was participating immediately prior to the Change in Control; (D) to provide the executive officer with the number of paid vacation days to which he was entitled to prior to the Change in Control; or (E) to comply with the employment termination procedures for Cause set forth in the Change in Control Agreements.

Each of the Change in Control Agreements has an initial five-year term and will thereafter automatically renew for additional one-year periods, absent delivery of notice of non-renewal by either party.

The preceding summary of the form of Change in Control Agreements is qualified in its entirety by reference to the full text of such form of agreement, a complete copy of which is attached as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 5.02(e).

Item 5.02(e) – LTIP Payouts

As reported in the Proxy Statement, the Committee previously granted cash-based long-term incentive plan awards with performance periods ending as of December 31, 2021 (each, an “LTIP Award” and, collectively, the “LTIP Awards”) under the Kaman Corporation Amended and Restated 2013 Management Incentive Plan (the “Plan”) to each of the Company’s then-current executive officers, including certain of the Company’s current

“named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K). All such LTIP Awards were scheduled to be settled during 2022 after a sufficient number of Russell 2000 companies reported their earnings for the year ended December 31, 2021. On June 8, 2021, the Committee approved the settlement of the LTIP Awards and authorized the resulting payouts (each, an “LTIP Payout” and, collectively, the “LTIP Payouts”) in respect thereof. The LTIP Payouts are reported here in accordance with Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K. Reference is hereby made to the Proxy Statement, including the Compensation Discussion and Analysis set forth therein, for additional information about the compensation paid to the Company’s named executive officers.

The LTIP Awards related to the three-year performance period ended December 31, 2021 (the “Performance Period”) and provided for payouts based on the Company’s adjusted financial performance during the Performance Period as compared to the financial performance of the companies comprising the Russell 2000 index for the Performance Period. For each performance factor, Company financial performance below the 1st quartile resulted in no award payment; financial performance at the 1st quartile resulted in an award payment at 25% of target; financial performance at the median resulted in an award payment at 100% of target; and financial performance at the top of, or above, the 3rd quartile resulted in a maximum payment of 200% of target. Interpolation was used to determine payments for financial performance between the quartiles.

The LTIP Awards utilized the following performance factors and weightings: (i) 50% of each LTIP Award was based on three-year average return on total capital, and (ii) 50% of each LTIP Award was based on three-year average total return to shareholders.

The achievement or satisfaction of the performance measures comprising the LTIP Awards was based on the adjusted financial performance of the Company after giving effect to the inclusion or exclusion of the following modifications approved by the Committee at the time of grant, whichever produced the higher award: (i) the effect of changes in tax law or accounting principles; (ii) the effects of changes in applicable foreign currency exchange rates relating to non-U.S. denominated financial performance; (iii) costs and losses associated with restructuring, business consolidations, severance, management realignments or closures of the Company or any of its subsidiaries, affiliates and product lines; (iv) acquisition and divestiture due diligence and integration costs and the adverse effects of acquisitions and divestitures, including spin-offs; (v) effects of losses generated by divested operations and losses associated with discontinued business operations or product lines; (vi) the impact of any transaction costs and accounting charges incurred in connection with the issuance of equity or issuance of or refinancing of new or existing debt securities and facilities, including but not limited to the settlement or unwinding of existing convertible bond hedge instruments and outstanding warrants; (vii) the impact of any costs and accounting charges in respect of pension curtailment adjustments attributable to pension expense charged to company contracts with the U.S. Government, as determined under U.S. Cost Accounting Standard 418, following the freeze of future benefit accruals under the Pension Plan; (viii) charges associated with environmental matters; (ix) asset write-downs or impairments, including, but not limited to, goodwill and other intangible assets; (x) new capital investments and related depreciation; (xi) litigation or claim judgments or settlements including contract claim settlements with customers and suppliers; (xii) the impact of charges in connection with contract terminations, including but not limited to, write-off of inventory, tooling, equipment and non-recurring costs; (xiii) any impact resulting from the delay in cash receipts relating to domestic and foreign JPF orders where there is no underlying dispute as to payment; (xiv) any adverse impact to the company’s consolidated financial statements if the U.S. Government prohibits and/or delays sales of our products to customers; and (xv) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both.

The following table sets forth the calculation of the percentage of the target award earned for each LTIP Award:

THREE-YEAR (2019 - 2021) LTIP AWARD CALCULATION

	Modified Company Results(1)	Modified Company Results vs. Russell 2000	Percentage of Factor Earned	Factor Weighting	Percentage of Target Award Earned
Average Return on Total Capital	10.9%	75th Percentile	200%	50%	100.0%
Total Return to Shareholders	-19.2%	Below 25th Percentile	0%	50%	0%
Total Percentage of Target Award Earned					100.0%

(1)	The modified results shown in the table reflect the following adjustments to the Company’s reported financial results: Net earnings and return on total capital for 2021, 2020 and 2019 was adjusted by disregarding $10.034 million, $128.275 million and $14.598 million, respectively, of GAAP expense to reflect the elimination of restructuring related costs, acquisition and divestiture related costs, losses on sales of businesses, environmental related costs, asset write-downs and impairments, litigation related costs and settlements, tax and accounting law changes, and other unusual or infrequent expenses.
The following table shows the resulting individual LTIP Payouts earned by each of the Company’s named executive officers, as well as an updated total compensation amount for the fiscal year ended December 31, 2021:

2021 LTIP AWARD PAYOUTS

	Base Salary at Time of Grant	Target Award Percentage	Final Award Performance Factor	LTIP Payout	Updated 2021 Total Compensation
Ian K. Walsh‡	N/A	N/A	N/A	N/A	$4,912,675
James G. Coogan‡	N/A	N/A	N/A	N/A	$790,070
Robert D. Starr†	$484,000	150%	100.0%	$624,651	$3,985,363
Russell J. Bartlett‡	N/A	N/A	N/A	N/A	$1,588,849
Shawn G. Lisle	$400,725	105%	100.0%	$420,761	$1,825,840
Kristen M. Samson‡	N/A	N/A	N/A	N/A	$794,370
‡    Messrs. Walsh, Coogan and Bartlett and Ms. Samson were not executive officers of the Company in 2019 when the LTIP Awards were granted. As a result, none of Messrs. Walsh, Coogan and Bartlett nor Ms. Samson received an LTIP Award. The total compensation shown in the table is the same as the total compensation shown in the Summary Compensation Table set forth on pages 43-44 of the Proxy Statement.
†    Mr. Starr ceased serving as Chief Financial Officer on July 8, 2021 and as Executive Vice President on July 31, 2021, so he received a pro-rated LTIP Payout the amount of which is shown in the table.
_______________

As disclosed in the Proxy Statement, the foregoing LTIP Payouts were not set forth in the Summary Compensation Table included in the Proxy Statement because it was not possible to compare the Company’s financial performance to that of the companies comprising the Russell 2000 index when the Proxy Statement was filed, as information for only an insufficient number of index companies was available at that time. Sufficient data became available to enable the Committee to make its determination at its June 8, 2022 meeting.

Each of the foregoing LTIP Payouts was paid in cash, as each officer was in compliance with the stock ownership guideline applicable to such officer at the time of payment.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Form of Change in Control Agreement by and between the Company and certain of its executive officers*
10.1(a)	Schedule identifying agreements substantially identical to the form of Change in Control Agreement filed as Exhibit 10.1 hereto*
99.1	Press Release, dated June 8, 2022, announcing the election of Niharika T. Ramdev as a Director of the Company
104	Cover Page Interactive Data File, formatted in iXBRL and contained in Exhibit 101

* Management contract or compensatory plan.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ James G. Coogan
James G. Coogan
Senior Vice President and Chief Financial Officer

Date: June 8, 2022